                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 8, 2004




                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                                 1-10762                              77-0196707
     (State or other jurisdiction                     (Commission                           (IRS Employer
           of incorporation)                         File Number)                        Identification No.)



                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
          (Address, including zip code, of principal executive offices)


                                 (281) 579-6700
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS.

          99.1 Press release dated January 8, 2004 providing certain financial and operating guidance assumptions for 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On January 8, 2004, Harvest National Resources, Inc. ("Harvest") issued a Press Release (the "Press Release") providing certain financial and operating guidance assumptions for 2004, which Press Release also provides certain estimates relating to Harvest's results of operations and financial condition for fiscal 2003. The Press Release contains information regarding Harvest's discretionary cash flow, a non-GAAP financial measure which Harvest's management believes provides useful information to investors regarding the cash flow from operations without regard to the changes in the balance sheet asset and liability accounts. These changes are short term in nature and can fluctuate based on the activities within a single reporting period. The Press Release includes a reconciliation of the differences between discretionary cash flow and net cash provided by operating activities.

         The foregoing is qualified by reference to the Press Release which is furnished as an exhibit to this report and incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HARVEST NATURAL RESOURCES, INC.



                                      By: /s/ Kerry R. Brittain
                                         ------------------------------------
                                         Kerry R. Brittain
                                         Senior Vice President, General Counsel
                                         and Corporate Secretary

Date:  January 14, 2004

                                INDEX TO EXHIBITS


Item
Number           Exhibit
------           -------

99.1 Press release dated January 8, 2004 providing certain financial and operating guidance assumptions for 2004.